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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 17, 2015, with respect to the consolidated financial statements and schedule of At Home Group Inc., included in the Registration Statement (Form S-1) and related Prospectus of At Home Group Inc. for the registration of shares of common stock.

/s/ ERNST & YOUNG LLP

Dallas, Texas
September 3, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM